Exhibit 99.1

Cuentas Inc. | OTCQB: CUEN	235 Lincoln Road, Suite 210, Miami Beach, FL 33139

Cuentas, Inc. Appoints Eric Kilinsky as Interim Chief Financial Officer and Names Ofek Haim Suchard Chief Artificial Intelligence Officer

Miami Beach, FL, June 12, 2026 (GLOBE NEWSWIRE) -- Cuentas, Inc. (OTCQB: CUEN) (the “Company” or “Cuentas”) today announced that its Board of Directors has appointed Eric Kilinsky as the Company’s Interim Chief Financial Officer, effective June 8, 2026. In connection with the appointment, Ofek Haim Suchard, who had been serving as the Company’s Interim Chief Financial Officer, has been named Chief Artificial Intelligence Officer of the Company, also effective June 8, 2026.

As Interim Chief Financial Officer, Mr. Kilinsky will serve as the Company’s principal financial officer and principal accounting officer and will provide financial oversight, public company reporting support, SEC filing support, audit coordination, accounting oversight, capitalization table oversight, KPI reporting, budgeting and forecasting support, and financial analysis for the Company.

Mr. Kilinsky is a finance and accounting executive with extensive experience providing outsourced chief financial officer, financial reporting, compliance, tax, and operational accounting services to private and public companies across multiple industries. He has supported financial reporting and compliance initiatives for more than ten public companies and holds a Bachelor of Science in Accounting & Finance from Susquehanna University.

In his new role as Chief Artificial Intelligence Officer, Mr. Suchard will lead the Company’s efforts to transform Cuentas into an artificial intelligence-first company and to prepare the organization for AGI (artificial general intelligence). He will focus on the Company’s technology strategy, product development, and the integration of advanced AI capabilities across its platform spanning mobile communications, connectivity, and digital services. Mr. Suchard holds a degree in mechanical engineering and brings a background in software development to his leadership of the Company’s artificial intelligence initiatives.

“We are pleased to welcome Eric Kilinsky as our Interim Chief Financial Officer,” said Shalom Arik Maimon, Chief Executive Officer of Cuentas, Inc. “Eric’s deep experience in public company financial reporting and accounting will strengthen our finance function as we execute our strategy. At the same time, Ofek Haim Suchard’s transition to Chief Artificial Intelligence Officer positions him to focus on the technology and product innovation that are central to the future of our platform.”

235 Lincoln Road, Suite 210, Miami Beach, FL 33139

Cuentas Inc. | OTCQB: CUEN	235 Lincoln Road, Suite 210, Miami Beach, FL 33139

About Cuentas, Inc. (OTCQB: CUEN)

CUENTAS, Inc. is a technology-driven company focused on mobile communications, connectivity, and digital platform opportunities. Through strategic initiatives and partnerships, including its ownership interest in World Mobile LLC, CUENTAS is working to expand access to mobile voice, text, data, and related services while building an integrated platform designed to serve evolving consumer and business needs.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. All statements other than statements of historical fact are forward-looking statements, including statements regarding the Company’s plans and expectations relating to its SEC reporting status, any potential listing on a major U.S. exchange  or relisting on the Nasdaq Capital Market, business strategy, future operations, and prospects.

Forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied by any forward-looking statement. Important factors that could cause actual results to differ materially include, among others, the Company’s ability to continue to meet SEC reporting obligations, , to obtain necessary approvals, to fund its operations, and to execute its business strategy, as well as other risks described in the Company’s filings with the SEC.

Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:

For media and investor inquiries: Investor Relations

Email: info@cuentas.com https://cuentas.com/

235 Lincoln Road, Suite 210, Miami Beach, FL 33139